SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Mercury General Corporation
(Name of Registrant As Specified In Its Charter)

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4484 Wilshire Boulevard
Los Angeles, California 90010

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the Proxy Statement of Mercury General Corporation (the "Company"), dated March 31, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was issued on April 13, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2020

Mercury General Corporation Announces Location Change for 2020 Annual Meeting of Shareholders

Los Angeles, California, April 13, 2020 - Mercury General Corporation (NYSE: MCY) today announced a change in location for its 2020 Annual Meeting of Shareholders scheduled for Wednesday, May 13, 2020, at 10:00 a.m. Pacific Time from The Wilshire Country Club, 301 North Rossmore Avenue, Los Angeles, California, to its headquarters at 4484 Wilshire Boulevard, Los Angeles, California. This change is being implemented due to a recent statewide order by the Governor of California to close all non-essential businesses, which include the Wilshire Country Club, stemming from the coronavirus (COVID-19) pandemic.

While attendance in person at the Annual Meeting will be permitted, the Company urges shareholders to carefully consider the personal and community health risks associated with attending the Annual Meeting in person in light of the coronavirus pandemic. Shareholders will be able to listen to a live teleconference of the meeting by dialing in at (877) 807-1888 (USA), (706) 679-3827 (International) or via the webcast at http://www.mercuryinsurance.com. The participation code for the meeting is 1387944. There will also be instructions available on how to ask questions during the meeting.

Please be advised that shareholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Annual Meeting by participating in the live audio presentation of the Annual Meeting. As a result, to ensure that your vote is counted at the Annual Meeting, the Company strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the Proxy Statement and form of proxy card.

A replay of the teleconference will be available beginning at 1:30 P.M. Pacific Time and running through May 20, 2020. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International), Conference 1387944. The replay will also be available on the Company’s website shortly following the teleconference.

The process for voting shares at the 2020 Annual Meeting of Shareholders remains the same, as detailed in the previously distributed Notice of Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders sent to the Company’s shareholders of record as of the record date, March 17, 2020. The proxy card included with the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and may continue to be used to vote your common shares in connection with the Annual Meeting.

About Mercury General
Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at http://www.mercuryinsurance.com.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020: The Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other related proxy materials are available at http://www.mercuryinsurance.com.